Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Liquid Holdings Group, Inc.:

We consent to the use of our report:

•	dated April 10, 2013, with respect to the combined balance sheets of Liquid Predecessor Companies as of April 24, 2012 and December 31, 2011, and the related combined statements of operations, changes in owner’s equity (deficit) and cash flows for the periods ended April 24, 2012 and December 31, 2011;
•	dated April 10, 2013, with respect to the consolidated balance sheet of Liquid Prime Holdings, LLC as of October 4, 2012, and the related consolidated statements of operations, changes in member’s equity and cash flows for the period from April 25, 2012 to October 4, 2012;
•	dated December 10, 2012, with respect to the balance sheet of Liquid Futures, LLC as of December 31, 2011, and the related statements of operations and changes in members’ equity, and cash flows for the period from August 25, 2011 (date of formation) to December 31, 2011;
•	dated December 10, 2012, with respect to the balance sheet of LTI, LLC as of December 31, 2011, and the related statements of operations, changes in members’ equity, and cash flows for the period from August 22, 2011 (date of formation) to December 31, 2011;
•	dated December 10, 2012, with respect to the consolidated balance sheets of Centurion Capital Group, LLC as of December 31, 2011 and 2010, and the related consolidated statements of operations and changes in members’ equity (deficit), and cash flows for the year ended December 31, 2011 and the period from May 11, 2010 (date of formation) to December 31, 2010;
•	dated December 10, 2012, with respect to the balance sheets of Green Mountain Analytics, LLC as of December 31, 2011 and 2010, and the related statements of operations, changes in members’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2011;
•	dated December 10, 2012, with respect to the balance sheets of Fundsolve Limited as of March 31, 2012 and 2011, and the related statements of operations and changes in shareholders’ equity (deficit), and cash flows for each of the years in the two-year period ended March 31, 2012, each of which is included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York

April 25, 2014